EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference into the Registration Statement on Form S-8 of AMCON Distributing Company (the "Company") of our report, dated December 1, 1996, on our audit of the balance sheets of the Company as of September 30, 1996 and 1995, and the related statements of income, shareholders equity and cash flows for each of the three years ended September 30, 1996.


                                         COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
August 8, 1997